Exhibit 99.2

Independence Energy and Contango Oil and Gas Company Complete Merger, Forming Crescent Energy Company

12/07/2021

Continued Expansion of Differentiated U.S. Energy Strategy Combining Investor Mindset and Deep Operational Expertise

HOUSTON, Texas, December 7, 2021– Crescent Energy Company (“Crescent” or the “Company”) (NYSE: CRGY) today announced the successful completion of the combination of Independence Energy LLC (“Independence”) and Contango Oil & Gas Company (“Contango”), creating a premier, diversified and well-capitalized U.S. energy company focused on consolidation. Crescent’s Class A common stock will trade on the New York Stock Exchange under the ticker symbol “CRGY” at the open of trading on December 8, 2021, and as previously announced, each eligible share of Contango common stock issued and outstanding immediately prior to the effective time of the transaction will be exchanged for 0.2000 shares of Crescent Class A Common Stock.

Crescent’s investment approach will build on a long track record of prioritizing cash flow through financial discipline and risk management, focused on delivering attractive risk-adjusted investment returns and predictable cash flows across cycles. Crescent had production of approximately 119 MBoe/d on a pro forma basis in the second quarter of 2021 from a diverse set of attractive assets across the lower 48 states, providing a stable platform from which to grow the business.

John Goff, Chairman of Crescent, said, “We appreciate the strong support for this transaction from the Contango shareholders, which we view as further affirmation of the significant benefits it will deliver. The combined expertise of the Contango and KKR teams along with a much greater scale affords us the ability to continue to take advantage of industry consolidation.”

David Rockecharlie, Chief Executive Officer of Crescent, said, “We believe the current market environment provides opportunity to significantly grow Crescent and create meaningful shareholder value by executing our differentiated strategy focused on cash flow, risk management and investment returns.”

With the transaction now closed, Crescent is positioned to continue its demonstrated strategy of:

•	Employing a differentiated business model that combines an investor mindset and deep operational expertise

•	Investing capital with discipline and a focus on cash flow

•	Acquiring and developing a portfolio of low-risk assets

•	Engaging on key Environmental, Social and Governance (“ESG”) principles with a commitment to continuous improvement

•	Providing downside protection through strong risk management

Crescent Senior Leadership Team and Board of Directors

As previously announced, the combined business will be managed by KKR’s Energy Real Assets team and led by David Rockecharlie, Head of KKR Energy Real Assets, who will serve as Chief Executive Officer and as a member of the Board of Directors.

John Goff will be Chairman of the Board of Directors, which is composed of nine members, five from legacy Independence, three from legacy Contango and one non-legacy representative.

New Corporate Website & Investor Presentation

In connection with the formation of Crescent, the company has launched a new corporate website. Additional details about the company can now be found at www.crescentenergyco.com, along with updated presentation materials posted today.

Further details regarding the transactions can be found in the report on Form 8-K that Crescent will file with the Securities and Exchange Commission.

Share Exchange

In accordance with the terms of the merger agreement, each eligible share of Contango common stock issued and outstanding immediately prior to the effective time of the transaction will be exchanged for 0.2000 shares of Crescent Class A Common Stock.

Additional information regarding the exchange of Contango common stock for merger consideration was mailed to registered holders of Contango common stock.

With the completion of the transaction, as of today, Contango common stock will no longer be listed for trading.

Crescent Energy

Crescent Energy is a diversified, well capitalized, U.S. independent energy company with a portfolio of assets in key proven basins across the lower 48 states. Our core leadership team is a group of experienced investment, financial and industry professionals who continue to execute on the strategy we have employed since 2011. The Company’s mission is to invest in energy assets and deliver better returns, operations and stewardship. For additional information, please visit Crescent Energy’s website at www.crescentenergyco.com.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal” and similar expressions identify forward-looking statements and express Crescent’s expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that Crescent expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crescent’s control. Consequently, actual future results could differ materially from Crescent’s expectations due to a number of factors, including, but not limited to the risk that the business of the combined company will not be integrated successfully; the risk that cost savings, synergies and growth may not be fully realized or may take longer to realize than expected; the effect of future regulatory or legislative actions on Crescent or the industry in which it operates; volatility and significant declines in oil, natural gas and natural gas liquids prices, including regional differentials; the impact of the COVID-19 pandemic, including reduced demand for oil and natural gas, economic slowdown, governmental and societal actions taken in response to the COVID-19 pandemic, stay-at-home orders, and interruptions to operations; the impact of the climate change initiative by President Biden’s administration and Congress; Crescent’s financial position; the potential impact of derivative instruments; Crescent’s business strategy, including its ability to successfully execute on its consolidation strategy or make any desired changes in its strategy from time to time; meeting forecasts and budgets; expectations regarding oil and natural gas markets in the United States and realized prices; the ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to, adhere to and maintain oil price and production controls; outbreaks and pandemics, even outside Crescent’s areas of operation, including COVID-19; operational constraints, start-up delays and production shut-ins at both operated and non-operated production platforms, pipelines and natural gas processing facilities; Crescent’s ability to successfully develop its undeveloped acreage and realize the benefits associated therewith; the risks associated with exploration, including cost overruns and the drilling of non-economic wells or dry holes; Crescent’s ability to generate sufficient cash flow from operations, borrowings or other sources to enable it to fund its operations, satisfy its obligations, fund its drilling program and support its acquisition efforts; the cost and availability of rigs and other materials, services and operating equipment; the conditions of the capital markets and Crescent’s ability to access debt and equity capital markets or other non-bank sources of financing; interest rate volatility; Crescent’s ability to complete strategic dispositions or acquisitions of assets or businesses and realize the benefits of such dispositions or acquisitions; uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures; the need to take impairments on properties due to lower commodity prices or other changes in the values of assets; actions or inactions of third-party operators of pipelines or processing facilities; the ability to retain key members of senior management and key technical employees and to find and retain skilled personnel; and the limited trading volume of Crescent’s Class A common stock and general market volatility.

Many of these risks, uncertainties and assumptions are beyond Crescent’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Crescent does not give any assurance (1) that it will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results. All subsequent written and oral forward-looking statements concerning Crescent or other matters and attributable to Crescent or any person acting on its respective behalf are expressly qualified in their entirety by the cautionary statements above. Crescent assumes no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.